UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2023

FOCUS IMPACT ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-40977	86-2433757
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

250 Park Avenue Ste 911 New York, NY		10177
(Address of principal executive offices)		(Zip Code)

(212) 213-0243
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-half of one redeemable warrant	FIACU	The Nasdaq Stock Market LLC
Shares of Class A common stock included as part of the units	FIAC	The Nasdaq Stock Market LLC
Redeemable warrants included as part of the units, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	FIACW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On August 7, 2023, the board of directors (the “Board”) of Focus Impact Acquisition Corp. (the “Company”) appointed Mr. Carl Stanton as a director of the Board, effective immediately.

Carl Stanton has served as Chief Executive Officer of the Company since its initial public offering. Mr. Stanton brings nearly three decades of experience in leading companies across transformative Private Equity/Alternative Asset management with a proven track record in creating shareholder value. Mr. Stanton has unique knowledge and skills across all facets of Asset Management. He is a team builder and has managed and co-led two Alternative Asset Management firms totaling over $4.5 billion AUM, and has delivered best-in-class investment performance results along with colleagues over multiple funds. He has advised CEOs, CFOs, and Boards of Directors of multiple companies and spread managerial, financial, and strategic best practices with demonstrated expertise in value creation strategies including revenue growth strategies, industry transformation, cost control, supply chain management, and technology best practices. Mr. Stanton has also served as Board Member to more than 15 portfolio companies across Industrial Products & Services, Transportation & Logistics and Consumer industries.

Mr. Stanton is former Managing Partner and Head of Private Equity for Invesco Private Capital, a division of Invesco, Ltd. (NYSE: IVZ), which managed private investment vehicles across private equity, venture capital, and real estate. At Invesco Private Capital, Mr. Stanton was responsible for overseeing multiple alternative asset investment Funds and served as Chair of Investment Committee for domestic PE efforts. Prior to Invesco, Mr. Stanton served as Managing Partner and co-owner at Wellspring Capital Management LLC, a private equity investment firm focused on control investments in growing companies in the industrial products & services, healthcare and consumer industries. He oversaw and approved all investments as a member of the Investment Committee. At the time of his retirement in 2015, the firm had invested more than $2.5 billion in 35 platform companies and achieved top-tier investment results.

Currently, Mr. Stanton serves as the Founder of cbGrowth Partners, which focuses on sustainable investments, and serves as Advisor to Auldbrass Partners. Previously, Carl worked at Dimeling, Schreiber & Park, Peter J Solomon & Co, Associates, and Ernst & Young Corporate Finance LLC. Mr. Stanton holds a BS degree in Accounting from the University of Alabama and an MBA degree from Harvard Business School. He resides in New York with his family and serves as Trustee, Treasurer and Head of Finance and Endowment Committee of Christ Church United Methodist, a nonprofit organization. He also serves on the Board of Visitors at the University of Alabama, College of Commerce.

There is no family relationship between Mr. Stanton and any other director or executive officer of the Company. There are no arrangements or understandings between Mr. Stanton and any persons pursuant to which Mr. Stanton was appointed as a director of the Board. Mr. Stanton previously executed the Company’s standard form of indemnity agreement for directors and officers and a joinder to the letter agreement, dated November 1, 2021, by and among the Company, Focus Impact Sponsor, LLC (the “Sponsor”) and each of the Company’s officers and directors. In addition, Mr. Stanton is one of five board members who govern the Sponsor. The Sponsor is governed under the so-called “rule of three,” such that if voting and dispositive decisions regarding an entity’s securities are made by three or more individuals, and a voting and dispositive decision requires the approval of a majority of those individuals, then none of the individuals is deemed a beneficial owner of the entity’s securities. No individual board member exercises voting or dispositive control over the Sponsor. The Sponsor is party to the following additional agreements:

●	a Private Placement Warrants Purchase Agreement, dated October 27, 2021, between the Company and the Sponsor;

●	a Registration and Shareholder Rights Agreement, dated November 1, 2021, between the Company and the Sponsor; and

●	an Administrative Services Agreement, dated October 7, 2021, between the Company and the Sponsor.

A description of each of the foregoing agreements can be found in the Company’s Current Report on Form 8-K, filed on November 1, 2021.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 9, 2023
FOCUS IMPACT ACQUISITION CORP.

	By:	/s/ Carl Stanton
	Name:	Carl Stanton
	Title:	Chief Executive Officer